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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                           UNITED NATIONAL GROUP, LTD.
             (Exact Name of Registrant as Specified in Its Charter)


             CAYMAN ISLANDS                                 NOT APPLICABLE
(State of Incorporation or Organization)       (I.R.S. Employer Identification Number)

      WALKER HOUSE, 87 MARY STREET
             P.O. BOX 908GT
       GEORGE TOWN, GRAND CAYMAN
             CAYMAN ISLANDS                                 NOT APPLICABLE
(Address of Principal Executive Offices)                      (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|


Securities Act registration statement file number to which this form relates:
333-108857


Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class                 Name of each exchange on which
              to be so registered                 each class is to be registered
              -------------------                -------------------------------

                    None                                  Not Applicable



Securities to be registered pursuant to Section 12(g) of the Act:

                    Class A Common Shares, $0.0001 Par Value
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Class A common shares, par value $0.0001 per share, of the Registrant is set forth under "Description of Share Capital" in the Registrant's Registration Statement on Form S-1 (File No. 333-108857), initially filed with the Securities and Exchange Commission on September 17, 2003, as amended, including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2.    EXHIBITS.

           EXHIBIT         DESCRIPTION
           -------         -----------

             4.1 Form of Specimen Stock Certificate for Registrant's Class A Common Shares (incorporated by reference from Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-108857))

             4.2 Amended and Restated Memorandum and Articles of Association of United National Group, Ltd. (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-108857))


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   UNITED NATIONAL GROUP, LTD.


                                   /s/  Kevin L. Tate
                                   -------------------------------------------
                                   Name:        Kevin L. Tate
                                   Title:       Chief Financial Officer



Dated:  December 15, 2003